Exhibit 10.6
                                 EXECUTION COPY


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


================================================================================



                                (euro)175,000,000


                           FIVE-YEAR CREDIT AGREEMENT


                                      among


                 THERMO LUXEMBOURG HOLDING S.A.R.L., as Borrower


                    THERMO FINANCE COMPANY B.V., as Borrower


           The Additional Borrowers from Time to Time Parties Hereto,


                    THERMO ELECTRON CORPORATION, as Guarantor


              The Several Lenders from Time to Time Parties Hereto,


                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                              as Syndication Agent,


                                BARCLAYS BANK PLC
                                       and
                           JPMORGAN CHASE BANK, N.A.,
                           as Co-Documentation Agents,



                                       and

                               ABN AMRO BANK N.V.,
                             as Administrative Agent


                            Dated as of June 30, 2005
================================================================================


                   ABN AMRO BANK N.V., as the Sole Bookrunner

                                TABLE OF CONTENTS
                                                                            Page

SECTION 1.        DEFINITIONS.................................................1

         1.1      Defined Terms...............................................1
         1.2      Other Definitional Provisions...............................16
         1.3      Dutch Terms.................................................16
         1.4      Luxembourg Terms............................................17
         1.5      Exchange Rates..............................................17

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS.............................17

         2.1      Commitments.................................................17
         2.2      Procedure for Borrowing.....................................17
         2.3      Fees........................................................18
         2.4      Optional Termination or Reduction of Commitments............18
         2.5      Optional Prepayments........................................18
         2.6      Mandatory Prepayments.......................................19
         2.7      Continuation Options........................................19
         2.8      Limitations on Tranches.....................................19
         2.9      Repayment of Loans..........................................19
         2.10     Interest Rates and Payment Dates............................20
         2.11     Computation of Interest and Fees............................20
         2.12     Inability to Determine Interest Rate........................20
         2.13     Pro Rata Treatment and Payments.............................21
         2.14     Requirements of Law.........................................22
         2.15     Taxes.......................................................25
         2.16     Indemnity...................................................26
         2.17     Change of Lending Office....................................26
         2.18     Replacement of Lenders......................................27
         2.19     Judgment Currency...........................................27

SECTION 3.        REPRESENTATIONS AND WARRANTIES..............................28

         3.1      Financial Condition.........................................28
         3.2      No Change...................................................29
         3.3      Existence; Compliance with Law..............................29
         3.4      Power; Authorization; Enforceable Obligations...............29
         3.5      No Legal Bar................................................29
         3.6      Litigation..................................................29
         3.7      Ownership of Property; Liens................................30
         3.8      Taxes.......................................................30
         3.9      Federal Regulations.........................................30
         3.10     ERISA.......................................................30
         3.11     Investment Company Act; Other Regulations...................31
         3.12     Use of Proceeds.............................................31

         3.13     Environmental Matters.......................................31
         3.14     Accuracy of Information, etc................................32
         3.15     Dutch Banking Act...........................................32

SECTION 4.        CONDITIONS PRECEDENT........................................32

         4.1      Conditions to Initial Loans.................................32
         4.2      Conditions to Each Loan.....................................33
         4.3      Conditions for Additional Borrowers.........................33

SECTION 5.        AFFIRMATIVE COVENANTS.......................................34

         5.1      Financial Statements........................................34
         5.2      Certificates; Other Information.............................34
         5.3      Payment of Obligations......................................35
         5.4      Maintenance of Existence; Compliance........................35
         5.5      Maintenance of Property; Insurance..........................35
         5.6      Inspection of Property; Books and Records; Discussions......36
         5.7      Notices.....................................................36
         5.8      Environmental Laws..........................................36
         5.9      "Know Your Customer" Checks.................................37

SECTION 6.        NEGATIVE COVENANTS..........................................37

         6.1      Financial Condition Covenants...............................38
         6.2      Standby and Performance Letters of Credit...................38
         6.3      Indebtedness of Subsidiaries................................38
         6.4      Liens.......................................................39
         6.5      Fundamental Changes.........................................40
         6.6      Disposition of Property.....................................41
         6.7      Investments.................................................41
         6.8      Transactions with Affiliates................................42
         6.9      Changes in Fiscal Periods...................................43
         6.10     Lines of Business...........................................43

SECTION 7.        EVENTS OF DEFAULT...........................................43


SECTION 8.        THE AGENTS..................................................45

         8.1      Appointment.................................................45
         8.2      Delegation of Duties........................................45
         8.3      Exculpatory Provisions......................................46
         8.4      Reliance by Administrative Agent............................46
         8.5      Notice of Default...........................................46
         8.6      Non-Reliance on Agents and Other Lenders....................47
         8.7      Indemnification.............................................47
         8.8      Agent in Its Individual Capacity............................48
         8.9      Successor Administrative Agent..............................48

         8.10     Syndication Agent and Co-Documentation Agents...............48

SECTION 9.        THERMO ELECTRON GUARANTEE...................................48

         9.1      Guarantee...................................................48
         9.2      No Subrogation..............................................49
         9.3      Amendments, etc. with respect to the Obligations............49
         9.4      Guarantee Absolute and Unconditional........................50
         9.5      Reinstatement...............................................50
         9.6      Payments....................................................51
         9.7      Independent Obligations.....................................51

SECTION 10.       MISCELLANEOUS...............................................51

         10.1     Amendments and Waivers......................................51
         10.2     Notices.....................................................52
         10.3     No Waiver; Cumulative Remedies..............................53
         10.4     Survival of Representations and Warranties..................54
         10.5     Payment of Expenses.........................................54
         10.6     Successors and Assigns; Participations and Assignments......55
         10.7     Adjustments; Set-off........................................58
         10.8     Counterparts................................................59
         10.9     Severability................................................59
         10.10    Integration.................................................60
         10.11    GOVERNING LAW...............................................60
         10.12    Submission To Jurisdiction; Waivers.........................60
         10.13    Acknowledgements............................................60
         10.14    Confidentiality.............................................61
         10.15    WAIVERS OF JURY TRIAL.......................................62
         10.16    USA PATRIOT Act.............................................62
         10.17    Professional Market Party...................................62


SCHEDULES:

1.1(a)          Commitments
1.1(b)          Mandatory Cost Formulae
6.3(b)          Existing Indebtedness
6.4(f)          Existing Liens
6.6             Certain Dispositions

EXHIBITS:

A               Form of Compliance Certificate
B               Form of Closing Certificate
C               Form of Assignment and Assumption
D-1             Form of Legal Opinion of Wilmer Cutler Pickering Hale
                        and Dorr LLP, counsel to Thermo Electron and ts Subsidiaries

D-2             Form of Legal Opinion of Seth Hoogasian, General Counsel of
                        Thermo Electron
D-3          `  Form of Legal Opinion of Allen & Overy, local counsel to the
                        Lenders in The Netherlands
D-4             Form of Legal Opinion of Allen & Overy, local counsel to the
                        Lenders in Luxembourg
E               Form of Supplemental Borrower Agreement

     FIVE-YEAR CREDIT AGREEMENT, dated as of June 30, 2005 (this "Agreement"), among THERMO LUXEMBOURG HOLDING S.A.R.L., a private limited liability company (societe a responsabilite limitee) incorporated under the laws of the Grand Duchy of Luxembourg having its registered office at 13, boulevard du Prince Henri, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B. 85.261 ("Thermo Luxembourg"), THERMO FINANCE COMPANY B.V., a Netherlands company ("Thermo Finance B.V."), and the Additional Borrowers (as defined below) (together with Thermo Luxembourg and Thermo Finance B.V., the "Borrowers" and each, individually, a "Borrower"), THERMO ELECTRON CORPORATION, a Delaware corporation ("Thermo Electron"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as syndication agent (in such capacity, the "Syndication Agent"), BARCLAYS BANK PLC and JPMORGAN CHASE BANK, N.A., as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and ABN AMRO BANK N.V., as administrative agent (in such capacity, the "Administrative Agent").

     The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1 Defined  Terms.  As used in this  Agreement,  the terms  listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

     "Acquired Indebtedness": Indebtedness of any Person outstanding on the date
(i) such Person is acquired by Thermo Electron or any of its Subsidiaries or
(ii) such Indebtedness is assumed by Thermo Electron or any of its Subsidiaries in connection with the acquisition of a business of such Person, in each case in a transaction permitted by Section 6.7(f) or (h), provided that such Indebtedness was not created in contemplation or in connection with such acquisition.

     "Additional Borrowers": collectively, each European Subsidiary of Thermo Electron that shall become a Borrower under this Agreement upon satisfaction of the conditions precedent set forth in Section 4.3.

     "Administrative Agent": ABN AMRO Bank N.V., as a lead arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

     "Affected Currency": as defined in Section 2.12(c).

     "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agents":   the  collective   reference  to  the  Syndication   Agent,  the
Co-Documentation Agents, and the Administrative Agent.

     "Agreement": as defined in the preamble hereto.

     "Agreement Currency": as defined in Section 2.19(b).

     "Alternate Currency": (a) each of Dollars and Sterling and (b) with the prior written consent of the Administrative Agent and each Lender in accordance with Section 10.1(v), any other currency.

     "Alternate Currency Loans": Loans denominated in any Alternate Currency.

     "Approved Fund": as defined in Section 10.6(b).

     "Assignee": as defined in Section 10.6(b).

     "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit C.

     "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) the sum of (i) such Lender's Euro Loans and (ii) the Euro Equivalent of such Lender's Alternate Currency Loans.

     "Benefited Lender": as defined in Section 10.7(a).

     "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Borrowers": as defined in the preamble hereto.

     "Borrowing Date": any Business Day specified by any Borrower as a date on which such Borrower requests the Lenders to make Loans hereunder.

     "Bridge Credit Agreement": the existing $570,000,000 Credit Agreement, dated as of May 9, 2005, among Thermo Electron, the several lenders from time to time parties thereto, Barclays Bank PLC, as syndication agent, ABN AMRO Bank N.V., as documentation agent and JPMorgan Chase Bank N.A., as administrative agent.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close; provided, that, when used in connection with Euro Loans, the term "Business Day" shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for settlement of payment in Euros.

     "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three years from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or bank deposits (including those maintained to facilitate payments, distributions and collections) having maturities of eighteen months or less from the date of acquisition issued by or with any Lender or by or with any commercial bank organized under the laws of the United States or any state thereof or by any financial institution organized in any foreign country recognized by the United States, in each case rated at least A- by S&P, or A-3 by Moody's; (c) (i) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the Rating Agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition or (ii) commercial paper issued by Ford Motor Company, Ford Motor Credit Company, DaimlerChrysler NA Holdings, John Deere Capital Corp., John Deere Credit Inc., Deere & Co., Walt Disney Company, General Motors Corp., or General Motors Acceptance Corp., which at the time of purchase is rated at least A-2 by S&P, or P-2 by Moody's, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A-3 by Moody's; (f) securities with maturities or put features of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) asset-backed, mortgaged-backed or otherwise collateralized securities rated at least AA or an equivalent rating by two of the following rating agencies: S&P, Moody's and Fitch Investor Services, Inc., (h) corporate bonds or notes with maturities of three years or less and rated at least BBB- by S&P or Baa3 by Moody's, (i) money market mutual or similar funds that invest primarily in assets satisfying the requirements of clauses (a) through (h) of this definition; or (j) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

     "Closing  Date":  the date on which the  conditions  precedent set forth in
Section 4.1 shall have been satisfied.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Co-Documentation Agents": as defined in the preamble hereto.

     "Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate Euro and Euro Equivalent principal amount initially not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1(a) and thereafter the amount set forth under the heading "Commitment" opposite such Lender's name in the Register, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is (euro)175,000,000.

     "Commitment Fee": as defined in Section 2.3(a).

     "Commitment Fee Rate": as determined pursuant to the Pricing Grid.

     "Commitment Period": the period from and including the Closing Date to the date that is one month prior to the

Termination Date.

     "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with Thermo Electron within the meaning of Section 4001 of ERISA or is part of a group that includes Thermo Electron and that is treated as a single employer under Section 414 of the Code.

     "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

     "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

     "Confidential Information Package": the Confidential Information Package dated June 2, 2005 and furnished to certain Lenders.

     "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such

Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense,
(d) amortization of intangibles and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any extraordinary, unusual or non-recurring cash expenses or losses to the extent that they do not exceed, in the aggregate, $25,000,000 during such period, and (g) stock-based compensation expense, minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business), (iii) any extraordinary, unusual or non-recurring cash income or gains to the extent they exceed, in the aggregate, $25,000,000 during such period, (iv) income tax credits (to the extent not netted from income tax expense) and (v) any other non-cash income.

     "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations) of Thermo Electron and its Subsidiaries for such period with respect to all outstanding Indebtedness of Thermo Electron and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

     "Consolidated Net Income": for any period, the consolidated net income (or loss) of Thermo Electron and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Thermo Electron and its Subsidiaries under stockholders' equity at such date.

     "Consolidated Total Assets": at any date, the amount that would, in conformity with GAAP, be included on a consolidated balance sheet of Thermo Electron and its Subsidiaries as the total of all asset categories at such date.

     "Consolidated  Total   Capitalization":   at  any  date,  the  sum  of  (a)
Consolidated Net Worth on such date and (b) Consolidated Total Debt on such date.

     "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of Thermo Electron and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Debt to Consolidated Total Capitalization Ratio": on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Total Capitalization on such date.

     "Continuing Directors": the directors of Thermo Electron on the Closing Date, and each other director whose election by the board of directors of Thermo Electron, or whose nomination for election by the stockholders of Thermo Electron, was approved by a vote of at least a majority of the directors of Thermo Electron who were either directors on the Closing Date or whose election or nomination for election was previously so approved.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Current Litigation": the litigation described in the first paragraph of
Item 12 of the Notes to Consolidated Financial Statements included in Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended April 2, 2005.

     "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

     "Dollar Loans": Loans denominated in Dollars.

     "Dollars" and "$": dollars in lawful currency of the United States.

     "Dutch Banking Act": the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992), including the Dutch Exemption Regulation.

     "Dutch Borrower": a Borrower incorporated in the Netherlands.

     "Dutch Exemption Regulation": the Exemption Regulation of the Dutch Minister of Finance (Vrijstellingsregeling Wtk 1992).

     "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURIBOR Rate": with respect to an Interest Period pertaining to any Euro Loan, the rate of interest determined on the basis of the rate for deposits in

Euros for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page EURIBOR01 of the Reuters screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Reuters screen (or otherwise on the Reuters Service), the "EURIBOR Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in Euros approximately equal in principal amount to the portion of the Tranche of the Lender serving as Administrative Agent for a maturity comparable to such Interest Period, are offered by the principal London office of ABN AMRO Bank N.V. for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

     "Euro Equivalent": at any time or during any period as to any amount denominated in an Alternate Currency, the amount of Euros that may be purchased with such amount of such Alternate Currency at the applicable rate of exchange determined in accordance with Section 1.5.

     "Euro Loans": as defined in Section 2.1.

     "Euros": the single currency of participating member states of the European Monetary Union introduced in accordance with the provisions of Article 109(1)4 of the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993) as amended from time to time) and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the euro in one or more member states.

     "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Exchange Rate": on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Thermo Electron, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error; provided, further, that in any event, the Administrative Agent shall provide Thermo Electron with reasonable details of the source for such rate.

     "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December, (b) the Termination Date and (c) the date the Commitments shall have been terminated and the principal of the Loans shall have been paid in full.

     "Funding Office": the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to Thermo Electron, the Borrowers and the Lenders.

     "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

     "Group Members": the collective reference to Thermo Electron and its Subsidiaries (or, in the case of Sections 7(e), (f) and (h) only, the Significant Subsidiaries of Thermo Electron).

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such

Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Thermo Electron in good faith.

     "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding accounts payable and accrued expenses), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers' acceptances, (g) all reimbursement obligations of such Person in respect of drawings or payments made under letters of credit, surety or performance bonds or other similar arrangements that are not satisfied within three Business Days following the date of receipt by such Person of notice of such drawing or payment, (h) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
(f) and (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (k) for the purposes of
Section 7(e) only, all obligations of such Person in respect of Swap Agreements. It is understood that obligations in respect of a Permitted Receivables Securitization shall not constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Interest Payment Date": (a) as to any Loan having an Interest Period of three months or less, the last day of such Interest Period, (b) as to any Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.

     "Interest Period": as to any Loan, (i) initially, the period commencing on the borrowing or continuation date, as the case may be, with respect to such Loan and ending one, two, three or six months thereafter (or any other date thereafter agreed upon among the relevant Borrower and the Lenders), as selected by the relevant Borrower in its notice of borrowing or notice of continuation, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter (or any other date thereafter agreed upon among the relevant Borrower and the Lenders), as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not later than 10:00 A.M., London time, three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Borrower may select an Interest Period that would extend beyond the Termination Date; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "Investments": as defined in Section 6.7.

     "Judgment Currency": as defined in Section 2.19(b).

     "Lender": as defined in the preamble hereto; provided that unless context otherwise requires each reference to the Lenders shall be deemed to include any Conduit Lender.

     "LIBOR Rate": with respect to an Interest Period pertaining to any Loan,
(a) in the case of any Euro Loans, the EURIBOR Rate with respect to such Interest Period and (b) in the case of any Alternate Currency Loans, the rate of interest determined on the basis of the rate for deposits in the relevant Alternate Currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page LIBOR01 of the Reuters screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, provided that, in the event that such rate does not appear on such page of the Reuters screen (or otherwise on the Reuters Service), the "LIBOR Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in the relevant Alternate Currency approximately equal in principal amount to the portion of the Tranche of the Lender serving as Administrative Agent for a maturity comparable to such Interest Period, are offered by the principal London office of ABN AMRO Bank N.V. for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "Loan Documents": this Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

     "Loan  Parties":   Thermo  Electron,  the  Borrowers  and  each  Additional
Borrower.

     "Loan Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

     "Loans": as defined in Section 2.1.

     "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

     "Luxembourg": the Grand Duchy of Luxembourg. "Luxembourg Companies Act": the Luxembourg act dated August 10, 1915 on commercial companies, as amended.

     "Mandatory Cost": in relation to any Loan, the cost as calculated by the Administrative Agent in accordance with Schedule 1.1(b) imputed to each Lender participating in such Loan of compliance with the mandatory liquid assets requirements of the Financial Services Authority (or other applicable regulatory authority) during the applicable Interest Period, expressed as a percentage.

     "Margin": as determined pursuant to the Pricing Grid.

     "Margin Stock": as defined in Regulation U.

     "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of Thermo Electron and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Moody's": Moody's Investors Service, Inc.

     "Multiemployer  Plan":  a Plan that is a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA.

     "Non-Excluded Taxes": as defined in Section 2.15(a).

     "Notes": the collective reference to any promissory note evidencing Loans.

     "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

     "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participant": as defined in Section 10.6(c).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Permitted Receivables Securitization": any Receivables Securitization Transaction, provided that the aggregate amount of the financing represented by such transactions at any one time outstanding does not exceed $200,000,000.

     "Person":  an  individual,  partnership,   corporation,  limited  liability
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan that is covered by and subject to ERISA and in respect of which Thermo Electron or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pricing Grid": the table set forth below (expressed in basis points):

--------------------------------- ------------------ ---------------------------
      Rating (S&P/Moody's)         Commitment Fee                  Margin
                                      Rate
--------------------------------- ------------------ ---------------------------
Greater than or                          7.5                        25.0
equal to A+/A1 ............
--------------------------------- ------------------ ---------------------------
A/A2 ......................             8.25                        27.5
--------------------------------- ------------------ ---------------------------
A-/A3 .....................              9.0                        30.0
--------------------------------- ------------------ ---------------------------
BBB+/Baa1 .................             10.5                        35.0
--------------------------------- ------------------ ---------------------------
BBB/Baa2 ..................             12.0                        40.0
--------------------------------- ------------------ ---------------------------
Less than or equal
to BBB-/Baa3 ..............             15.75                       52.5
--------------------------------- ------------------ ---------------------------

     In any case where the Ratings of the two Rating Agencies are at different levels, the higher Rating will determine the Commitment Fee Rate and the Margin unless the S&P and Moody's Ratings are more than one level apart, in which case the Rating one level above the lower Rating will be determinative. Each change in a Rating by a Rating Agency shall be effective on the date such change is announced by such Rating Agency, and if such change in Rating shall result in a change in the Commitment Fee Rate or Margin, such latter change shall be effective on the effective date of such change in Rating.


     "Professional Market Party": a professional market party (professionele marktpartij) under the Dutch Exemption Regulation.

     "Properties": as defined in Section 3.13(a).

     "Rating Agencies" Moody's and S&P.

     "Ratings" the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of Thermo Electron.

     "Receivables": accounts receivable of Thermo Electron or any of its Subsidiaries (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), and all proceeds thereof and rights (contractual and other) and collateral related thereto.

     "Receivables Securitization Transaction": with respect to Thermo Electron and/or any of its Subsidiaries, the transfer of Receivables by any such Person to a trust, partnership, corporation or other entity in a transaction in which
(x) the transferred Receivables, after giving effect to such transaction, are not, in accordance with GAAP, treated as assets on the books of Thermo Electron and its consolidated Subsidiaries and (y) the liabilities of the transferee trust, partnership, corporation or other entity, after giving effect to such transaction, are not, in accordance with GAAP, treated as liabilities on the books of Thermo Electron and its consolidated Subsidiaries.

     "Refunding Borrowing": a borrowing of Loans which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of Loans made by any Lender.

     "Register": as defined in Section 10.6(b).

     "Regulation U": Regulation U of the Board as in effect from time to time.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

     "Required Lenders": at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the then outstanding Loans.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer": the chief executive officer, president or chief financial officer of Thermo Electron, but in any event, with respect to financial matters, the chief financial officer of Thermo Electron.

     "Restricted Margin Stock": Margin Stock owned by Thermo Electron or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of Thermo Electron and its Subsidiaries (including any Margin Stock) that is subject to the provisions of Section 6 (including Section 6.4).

     "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

     "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "SEC Filings": as defined in Section 3.1.

     "Significant Subsidiary": any Borrower or any other Subsidiary which is a "Significant Subsidiary," as defined in Regulation S-X part 210.1-02 of the Code of Federal Regulations.

     "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

     "Sterling": British Pounds Sterling, the lawful currency of the United Kingdom.

     "Sterling Loans": Loans denominated in Sterling.

     "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Thermo Electron.

     "Substitute Rate": as defined in Section 2.12 .

     "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Thermo Electron or any of its Subsidiaries shall be a "Swap Agreement".

     "Syndicated Credit Agreement": the existing $250,000,000 five year Credit Agreement, dated as of December 17, 2004, among Thermo Electron, the several lenders from time to time parties thereto, ABN AMRO Bank N.V., as syndication agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-documentation agents, and Barclays Bank PLC, as administrative agent.

     "Syndication Agent": as defined in the preamble hereto.

     "Termination Date": the date which is the fifth anniversary of the date hereof.

     "Thermo Electron": as defined in the preamble hereto.

     "Thermo Finance B.V.": as defined in the preamble hereto.

     "Thermo Luxembourg": as defined in the preamble hereto.

     "Total Commitments": at any time, the aggregate amount of the Commitments of the Lenders then in effect.

     "Total Loans": at any time, the sum of (a) the aggregate amount of the Euro Loans outstanding at such time and (b)the aggregate Euro Equivalent of the Alternate Currency Loans outstanding at such time.

     "Tranche": the collective reference to Loans denominated in the same currency made by the Lenders to any Borrower, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Transferee": any Assignee or Participant.

     "United States": the United States of America.

     "Unrestricted Margin Stock": any Margin Stock owned by Thermo Electron or any of its Subsidiaries which is not Restricted Margin Stock.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.3 Dutch Terms. In this Agreement, where it relates to a Dutch entity, a reference to:

     (a) bankruptcy, insolvency, winding-up or dissolution includes a Dutch entity being granted a suspension of payment (surseance van betaling), being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
                                                                              17


     (b) any case proceeding or other action taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 16d of the Social Insurance Co-ordination Act of the Netherlands (Coordinatiewet Sociale Verzekeringen);

     (c) a trustee includes a curator;

     (d) a custodian includes a bewindvoerder; and

     (e) an attachment includes a beslag.

     1.4 Luxembourg Terms. In this Agreement, where it relates to a Luxembourg entity, a reference to insolvency includes, without limitation, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat preventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion controlee), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

     1.5 Exchange Rates. For purposes of calculating (a) the aggregate Euro Equivalent of Alternate Currency Loans outstanding at any time during any period and (b) the Euro Equivalent of any Alternate Currency Loan at the time of the making of such Loan pursuant to Section 2.1, the Administrative Agent will at least once during each calendar month and at such other times as it in its sole discretion decides to do so (including on or prior to the date of any borrowing and the last day of any Interest Period), determine the respective rate of exchange into Euros of each Alternate Currency (which rate of exchange shall be based upon the Exchange Rate in effect on the date of such determination). Such rates of exchange so determined on each such determination date shall, for purposes of the calculations described in the preceding sentence, be deemed to remain unchanged and in effect until the next such determination date.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Euros ("Euro Loans") or in any Alternate Currency (including the Euro Loans, the "Loans") to the Borrowers from time to time during the Commitment Period in an aggregate Euro or Euro Equivalent principal amount for all Borrowers at any one time outstanding which does not exceed the amount of such Lender's Commitment. No Borrower shall request and no Lender shall be required to make any Loan if, after making such Loan, the Total Loans would exceed the Total Commitments then in effect. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     2.2 Procedure for Borrowing. Any Borrower may borrow Loans in Euros and Alternate Currencies during the Commitment Period on any Business Day, provided that the relevant Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., London time, three Business Days prior to the requested Borrowing Date), specifying (i) the requested Borrowing Date, (ii) the respective amounts of each Loan in each currency and (iii) the respective lengths of the initial Interest Period therefor. Each Loan under the Commitments shall be in an amount equal to (w) in the case of Euro Loans, (euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof, (x) in the case of Sterling Loans, (pound)5,000,000 or a whole multiple of (pound)500,000 in excess thereof, (y) in the case of Dollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) in the case of Loans denominated in any other Alternate Currency, in an amount of which the Euro Equivalent shall be approximately (euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof. Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the relevant Borrower at the Funding Office prior to 12:00 Noon, London time, or 3:00 p.m., London time in the case of Dollar Loans, in each case, on the Borrowing Date requested by such Borrower in funds immediately available in Euros or the relevant Alternate Currency to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or by wire transfer of such amounts to an account designated in writing by such Borrower to the Administrative Agent in connection with the relevant borrowing.

     2.3 Fees. (a) Thermo Luxembourg agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a "Commitment Fee") in Euros, which shall accrue at the Commitment Fee Rate on the average daily unused portion of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable quarterly in arrears on each Fee Payment Date.

     (b) Thermo Luxembourg agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Fee Letter, dated as of June 2, 2005, between Thermo Luxembourg and the Administrative Agent, and in any other fee agreements between Thermo Luxembourg and the Administrative executed after the date of this Agreement, and to perform any other obligations contained therein.

     2.4 Optional Termination or Reduction of Commitments. Thermo Luxembourg shall have the right upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans, the Total Loans would exceed the Total Commitments. Any such reduction shall be in an amount equal to (euro)10,000,000, or an integral multiple of (euro)1,000,000 in excess thereof, and shall reduce permanently the Commitments then in effect.

     2.5 Optional Prepayments. Any Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent not later than 10:00 A.M., London time, three Business Days prior to the date of prepayment, which notice shall specify the date and amount of prepayment and, if such prepayment is of Alternate

Currency Loans, the applicable Alternate Currency; provided, that if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to
Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in the principal amount of (w) (euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof, in the case of Euro Loans, (x) (pound)5,000,000 or a whole multiple of (pound)500,000 in excess thereof, in the case of Sterling Loans, (y) $5,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Dollar Loans, and (z) an amount of which the Euro Equivalent shall be approximately (euro)5,000,000 or a whole multiple of
(euro)1,000,000 in excess thereof, in the case of other Alternate Currency
Loans.

     2.6 Mandatory Prepayments. If, on any date, the Total Loans outstanding on such date exceed 102% of the Total Commitments in effect on such date, the Borrowers shall, without notice or demand, promptly (but in any event, within three Business Days of such date) prepay such outstanding Loans in an aggregate principal amount such that, after giving effect thereto, the Total Loans do not exceed the Total Commitments. Any amounts prepaid pursuant to this Section shall be accompanied by interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.16 in connection therewith.

     2.7 Continuation Options. Any Loan denominated in any currency may be continued in such currency upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that if the relevant Borrower shall fail to give any required notice of continuation of a Loan, such Loan shall be automatically continued in such currency for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify the Lenders thereof.

     2.8 Limitations on Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings and continuations of Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten Tranches shall be outstanding at any one time.

     2.9 Repayment of Loans. Each Borrower hereby unconditionally promises to pay to each Lender on the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 7), the unpaid principal amount of each Loan made to such Borrower by such Lender. Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

     2.10 Interest Rates and Payment Dates. (a) Each Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the LIBOR Rate determined for such day plus (ii) the Margin plus (iii) any Mandatory Cost incurred by such Lender in respect of such Loans from time to time.

     (b) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the highest rate then applicable under this Agreement to Loans denominated in the currency in which such amount is payable hereunder plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (before as well as after judgment).

     (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

     2.11 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Sterling Loans, interest shall be calculated on the basis of a 365-day year for actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Margin shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

     2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for Loans in Euros or one or more Alternate Currencies for such Interest Period,

     (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for Loans in Euros or one or more Alternate Currencies for such Interest Period will not adequately and fairly reflect the cost to the

Required Lenders (as conclusively certified by such Lenders) of making or maintaining such Loans during such Interest Period, or

     (c) the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrowers) that deposits in the applicable currency are not generally available, or cannot be obtained by the Lenders, in the applicable market (any currency affected by the circumstances described in clause (a), (b) or (c) is referred to as an "Affected Currency"), then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, then (i) any such Loans in an Affected Currency requested to be made on the first day of such Interest Period shall not be made, (ii) any outstanding Loans in an Affected Currency shall be due and payable on the last day of the then-current Interest Period, and (iii) until such notice has been withdrawn by the Administrative Agent, no further Loans in an Affected Currency shall be made or continued as such. Notwithstanding the foregoing, as promptly as practicable but in no event later than three Business Days after the giving of the required notice by the Administrative Agent with respect to such circumstances, the Administrative Agent (in consultation with the Lenders) shall negotiate with the Borrowers in good faith in order to ascertain whether a substitute interest rate (a "Substitute Rate") may be agreed upon for the maintaining of Loans in the Affected Currency. If a Substitute Rate is agreed upon by the Borrowers and all the Lenders, such Substitute Rate shall apply. If a Substitute Rate is not so agreed upon by the Borrowers and all the Lenders within such time, each Lender's Loans in the Affected Currency shall thereafter bear interest at a rate equal to the sum of (i) the rate certified by such Lender to be its costs of funds (from such sources as it may reasonably select out of those sources then available to it) for such Loans, plus (ii) the Margin plus (iii), any Mandatory Cost incurred by such Lender in respect of such Loans from time to time.

     2.13 Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Loan Percentages of the Lenders.

     (b) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

     (c) All payments (including prepayments) to be made by any Borrower, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, London time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at its Funding Office, in immediately available funds. Except as otherwise specified in this Agreement, amounts owing hereunder on account of principal and interest on Loans shall be paid in the currency in which such Loan was borrowed, and amounts owing hereunder on account of fees shall be paid in Euros. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at a rate determined by the Administrative Agent to be the sum of (x) the cost to it of funding such amount plus (y) the Margin, on demand, from the relevant Borrower. The failure or refusal of any Lender to make available to the Administrative Agent such Lender's share of such borrowing shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's share of such borrowing. Nothing herein shall be deemed to limit the rights of any Borrower against any Lender that has failed or refused to make available such Lender's share of any borrowing.

     (e) Unless the Administrative Agent shall have been notified in writing by any Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the relevant Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the relevant Borrower with respect to such payment.

     2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made, in each case, subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate; or

          (iii) shall impose on such Lender any other condition relating to funding of assets that would include the Loans or the income or earnings in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall, promptly after its receipt of a notice with respect thereto in accordance with Section 2.14(d), pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

     (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority charged with the interpretation or administration thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made, in each case, subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after such Lender has provided written notice in accordance with Section 2.14(d) to the relevant Borrower requesting compensation for such reduction under this paragraph, the relevant Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

     (c) If any Governmental Authority of the jurisdiction from which Euros or any Alternate Currency is issued (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such currency, or by reference to which interest rates applicable to loans in such currency are determined (other than any such requirement included in the computation of Mandatory Cost), and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Loan in such currency, and such Lender shall deliver to the relevant Borrower a written notice in accordance with Section 2.14(d) requesting compensation for such additional cost under this paragraph, then the relevant Borrower will pay to such Lender on each Interest Payment Date with respect to each affected Loan an amount that will compensate such Lender for such additional cost.

     (d) If any Lender becomes entitled to claim any additional amounts, compensation or additional costs pursuant to this Section, it shall deliver a written notice in accordance with this paragraph to the relevant Borrower (with a copy to the Administrative Agent) requesting such additional amounts, compensation or additional costs and notifying the relevant Borrower of the event by reason of which it has become so entitled. Such Lender agrees to use reasonable efforts to deliver such notice promptly following the time at which it becomes aware of the event giving rise to such additional amounts, compensation or additional cost payable (provided that, except as provided below in this paragraph, the failure by such Lender to give such notice promptly shall not adversely affect any of its rights hereunder). A certificate as to any additional amounts, compensation or additional costs payable to any Lender pursuant to this Section 2.14 submitted by any Lender to any Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary contained in paragraphs (a), (b) and (c) above, no Borrower shall be required to compensate a Lender pursuant to such paragraphs for any amounts incurred more than three months prior to the date that such Lender notifies such Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of each Borrower pursuant to this Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (e) Notwithstanding any other provision of this Agreement, if (x) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not, in each case, having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall make it unlawful for any Lender to make or maintain any Alternate Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Alternate Currency Loan, or (y) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.14) which would make it impracticable for any Lender to make or maintain Loans denominated in the relevant Alternate Currency after the date hereof to, or for the account of, any Borrower, then, by written notice to each Borrower and to the Administrative Agent:

          (i) such Lender may declare that Loans (in the affected Alternate Currency or Currencies) will not thereafter (for the duration of such unlawfulness or change in conditions) be made by such Lender or Lenders hereunder (or be continued for additional Interest Periods), whereupon any request for a Loan (in the affected Alternate Currency or Currencies) or to continue a Loan (in the affected Alternate Currency or Currencies), as the case may be, for an additional Interest Period shall, as to such Lender only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Loans (in the affected Alternate Currency or Currencies), made by it be converted to Euro Loans (unless repaid by the relevant Borrower), in which event all such Loans (in the affected Alternate Currency or Currencies) shall be converted to Euro Loans as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion or, at the option of the relevant Borrower, repaid on the last day of the then current Interest Period with respect thereto.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal made thereafter that would otherwise have been applied to repay the converted Alternate Currency Loans of such Lender shall instead be applied to repay the Euro Loans made by such Lender resulting from such conversion.

     (f) For purposes of Section 2.14(e), a notice to any Borrower by any Lender shall be effective as to each Alternate Currency Loan made to such Borrower by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Alternate Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the relevant Borrower.

     2.15 Taxes. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section or (ii) that are taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the relevant Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter the relevant Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If the relevant Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Lender is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, at the reasonable request of the Borrowers, deliver to the Borrowers (with a copy to the Administrative Agent), at such time or times prescribed by applicable law and such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.16 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of or continuation of Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. A certificate as to any amounts payable pursuant to this Section submitted to the relevant Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15(a) with respect to such Lender, it will, if requested by the relevant Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14 or 2.15(a).

     2.18 Replacement of Lenders. The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.14 or 2.15(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.17 so as to eliminate the continued need for payment of any amounts owing pursuant to
Section 2.14 or 2.15(a), (iv) the replacement financial institution shall purchase, at par (unless the Lender being replaced otherwise agrees to accept a lesser payment in its discretion), all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the relevant Borrower shall be liable to such replaced Lender under Section 2.16 if any Loan owing by such Borrower to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall (A) be reasonably satisfactory to the Administrative Agent and (B) deliver to the Administrative Agent an administrative questionnaire, (vii) (A) in the event of a replacement of a Lender pursuant to clause (a) above, the Borrowers shall deliver to the Administrative Agent a processing and recordation fee of $3,500 in accordance with Section 10.6 or (B) in the event of a replacement of a Lender pursuant to clause (b) above, the replaced Lender shall deliver to the Administrative Agent a processing and recordation fee of $3,500 in accordance with Section 10.6,
(viii) until such time as such replacement shall be consummated, each Borrower shall pay all additional amounts (if any) required to be paid by such Borrower pursuant to Section 2.14 or 2.15(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event of a replacement of a Lender pursuant to this Section 2.18, such replaced Lender and the replacement financial institution shall promptly execute and deliver to the Administrative Agent and the Borrowers an Assignment and Assumption, and shall comply with the provisions of Section 10.6(b)(iii),
(iv) and (v) (other than the requirements included in such clause (v) with respect to the delivery of consents and the processing and recordation fee, which are covered above in this Section).

     2.19 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

     (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the relevant Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of each Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Thermo Electron hereby represents and warrants to the Administrative Agent and each Lender, as of the date of this Agreement (except as to the representations and warranties made as of a date certain, which shall be true and correct as of such date) and as of the date such representations and warranties are deemed to be made under Section 4.2(a), that:

     3.1 Financial Condition. The audited consolidated balance sheets of Thermo Electron and its consolidated Subsidiaries as at December 28, 2002, December 31, 2003 and December 31, 2004 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Pricewaterhouse Coopers LLP, present fairly the consolidated financial condition of Thermo Electron and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Thermo Electron and its consolidated Subsidiaries as at April 2, 2005, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of Thermo Electron and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (subject to the absence of footnotes with respect to unaudited quarterly statements) applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the date of this Agreement, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, other than those that
(i) are not material to Thermo Electron and its Subsidiaries taken as a whole or
(ii) are reflected in the most recent financial statements referred to in this paragraph or in Thermo Electron's most recent report on Form 10-K or any subsequent reports on Form 10-Q or Form 8-K filed with the SEC prior to the date of this Agreement (such filings made prior to the date of this Agreement, the "SEC Filings"). During the period from December 31, 2004 to and including the date of this Agreement there has been no Disposition by any Group Member of any part of its business or property material to Thermo Electron and its Subsidiaries taken as a whole except as set forth in the most recent financial statements referred to in this paragraph or in Thermo Electron's SEC Filings.

     3.2 No Change. Since December 31, 2004, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect, except that no representation and warranty is made in this Section 3.2 with respect to the Current Litigation.

     3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to conform to the requirements of clauses (a) through (d) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 Power; Authorization; Enforceable Obligations. Thermo Electron and each Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Thermo Electron and each Borrower have taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with (other than any SEC filing by Thermo Electron in compliance with the SEC disclosure obligations), notice to or other act by or in respect of, any Governmental Authority or any other Person is required of any Group Member in connection with the borrowings by any Borrower hereunder or with the execution, delivery and performance by Thermo Electron or any Borrower, or the validity or enforceability against Thermo Electron or any Borrower, of this Agreement or any of the Loan Documents. This Agreement has been duly executed and delivered on behalf of Thermo Electron and each Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of Thermo Electron and each Borrower, as applicable, enforceable against Thermo Electron or such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 No Legal Bar. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

     3.6 Litigation. It is not probable that the Current Litigation will have a Material Adverse Effect, and no other litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Thermo Electron, threatened by or against any Group Member or against any of their respective properties or revenues that would reasonably be expected to have a Material Adverse Effect.

     3.7 Ownership of Property; Liens. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.4.

     3.8 Taxes. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Group Member has filed or caused to be filed all material tax returns that are required to be filed by each of them in each applicable jurisdiction and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member).

     3.9 Federal Regulations. No part of the proceeds of any Loans will be used for any purpose that violates the provisions of Regulation U or any of the other Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     3.10 ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred that could reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that is material in relation to Consolidated Net Worth. Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, neither Thermo Electron nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Thermo Electron nor any Commonly Controlled Entity would become subject to any liability under ERISA that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect if Thermo Electron or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent under circumstances that could reasonably be expected to result in a Material Adverse Effect.

     3.11 Investment Company Act; Other Regulations. Neither Thermo Electron nor any Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Thermo Electron nor any Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

     3.12 Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers and their respective Subsidiaries for working capital, acquisitions, repurchases of Capital Stock, debentures and other securities of the Borrowers, the refinancing of present and future debt and general corporate purposes.

     3.13 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

     (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does Thermo Electron have knowledge or reason to believe that any such notice will be received or is being threatened;

     (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

     (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Thermo Electron, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

     (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

     (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
                                                                              32


     (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

     3.14 Accuracy of Information, etc. No statement or information contained in this Agreement, the Confidential Information Package or any other document, certificate or statement furnished by or on behalf of Thermo Electron or any Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Package, as of the date of this Agreement) when taken together with the SEC Filings, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Thermo Electron and the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

     3.15 Dutch Banking Act(a) . (a) Thermo Finance B.V. is in compliance in all material respects with the applicable provisions of the Dutch Banking Act; (b) on the date of this Agreement Thermo Finance B.V. has verified the status of each Lender as a Professional Market Party; and (c) on the date of any assignment by a Lender to an Assignee pursuant to Section 10.6 Thermo Finance B.V. will have verified the status of such Assignee as a Professional Market Party.

                        SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loans, of the following conditions precedent:

     (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, Thermo Electron, the Borrowers and each Person listed on Schedule 1.1(a).

     (b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid by wire transfer on the Closing Date.

     (c) Closing Certificate; Certified Certificate of Incorporation. The Administrative Agent shall have received a certificate of Thermo Electron and of each Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation of Thermo Electron and of each Borrower.

     (d) Legal Opinions. The Administrative Agent shall have received (a) the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Thermo Electron and its Subsidiaries, substantially in the form of Exhibit D-1, (b) the legal opinion of Seth Hoogasian, General Counsel of Thermo Electron, substantially in the form of Exhibit D-2; (c) the legal opinion of Allen & Overy, local counsel to the Lenders in The Netherlands, substantially in the form of Exhibit D-3 and (d) the legal opinion of Allen & Overy, local counsel to the Lenders in Luxembourg, substantially in the form of Exhibit D-4. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

     (e) Approvals. All material governmental and regulatory licenses, notices, registrations and consents necessary in connection with the transactions contemplated by this Agreement shall have been made and obtained on reasonably satisfactory terms and shall be in full force and effect.

     4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan (other than a Refunding Borrowing) requested to be made by it on any date (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by Thermo Electron or any Borrower in or pursuant to the Loan Documents (other than the representations and warranties set forth in Sections
3.2 and 3.15(b) and (c)) shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than representations and warranties made as of a specified earlier date, which shall be true and correct as of such earlier date).

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date .

Each borrowing by any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.

     4.3 Conditions for Additional Borrowers. Any Subsidiary of Thermo Electron organized under the laws of a European nation set forth in a written notification thereof delivered by Thermo Electron to the Administrative Agent (which shall promptly notify each Lender thereof) shall become an Additional Borrower on the later of (x) the date which is five Business Days after the receipt by the Lenders of such notification and (y) the date that the following conditions precedent shall have been satisfied:

     (a) Counterparts. The Administrative Agent shall have received a Supplemental Borrower Agreement duly executed by such Additional Borrower substantially in the form of Exhibit E.

     (b) Closing Certificate; Certificate of Incorporation. The Administrative Agent shall have received a certificate of such Additional Borrower substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation of such Additional Borrower.

     (c) Legal Opinions. The Administrative Agent shall have received an executed legal opinion, in form and substance reasonably acceptable to the Administrative Agent, of counsel to such Additional Borrower reasonably acceptable to the Administrative Agent.

                        SECTION 5. AFFIRMATIVE COVENANTS

     Thermo Electron hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, Thermo Electron shall and (except in the case of Sections 5.1, 5.2 and 5.7) shall cause each of its Subsidiaries to:

     5.1 Financial Statements. Furnish to the Administrative Agent (which shall promptly make a copy thereof available to each Lender, including by posting on a secure website):

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Thermo Electron, a copy of the audited consolidated balance sheet of Thermo Electron and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Thermo Electron, the unaudited consolidated balance sheet of Thermo Electron and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (subject to the absence of footnotes with respect to unaudited quarterly statements) applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Notwithstanding anything to the contrary contained in this Section 5.1, Thermo Electron shall not be required to deliver any financial statements to the Administrative Agent with respect to any period for which it has timely filed its Form 10-K or Form 10-Q, as the case may be, with the SEC (provided that such Form 10-K or Form 10-Q, as the case may be, is publicly available on the SEC's website (or a similar website) within the time periods required by this Section).

     5.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall promptly make a copy thereof available to each Lender, including by posting on a secure website):

     (a) within the time period in which Thermo Electron is required to deliver any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Thermo Electron, during the period covered by such financial statements, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by Thermo Electron with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Thermo Electron, as the case may be;

     (b) unless publicly available at such time on the SEC's website (or a similar website), within five days after the same are sent, copies of all financial statements and reports that Thermo Electron sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Thermo Electron may make to, or file with, the SEC; and

     (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature that, if not paid, could reasonably be expected to result in a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

     5.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect Thermo Electron's and each Borrower's organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises of each such Group Member necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section
6.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b) except to the extent that, in the aggregate, non-compliance could not reasonably be expected to have a Material Adverse Effect, comply with all Contractual Obligations and Requirements of Law.

     5.5 Maintenance of Property; Insurance. Except to the extent that, in the aggregate, non-compliance could not reasonably be expected to have a Material Adverse Effect, (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions material to Thermo Electron and its Subsidiaries, taken as a whole, in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

     5.7 Notices. Promptly after Thermo Electron becomes aware thereof, give notice to the Administrative Agent (which shall promptly make a copy thereof available to each Lender, including by posting on a secure website) of:

     (a) the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $50,000,000 or more and not covered by insurance or (ii) which relates to any Loan Document;

     (d) the following events, as soon as possible and in any event within 30 days after Thermo Electron knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, or (iii) the institution of proceedings or the taking of any other action by Thermo Electron or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in the case of this clause (iii), could reasonably be expected to have a Material Adverse Effect; and

     (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

     5.8 Environmental Laws. Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable
                                                                              37


Environmental Laws, except to the extent that the failure to comply, or obtain and comply, therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.9 "Know Your Customer" Checks. (a) If (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, (ii) any change in the status of any Loan Party or the composition of the shareholders of any Loan Party after the date of this Agreement, or (iii) a proposed amendment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be reasonably satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

     (b) Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

     (c) Following the giving of any notice pursuant to Section 4.3 above, if the accession of such Additional Borrower obliges the Administrative Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, Thermo Electron shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Administrative Agent or such Lender or any prospective new Lender to carry out and be reasonably satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

                         SECTION 6. NEGATIVE COVENANTS

     Thermo Electron hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, Thermo Electron shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1 Financial Condition Covenants.

     (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Thermo Electron to be less than 3.25:1.00.

     (b) Consolidated Total Debt to Consolidated Total Capitalization Ratio. Permit the Consolidated Total Debt to Consolidated Total Capitalization Ratio at the end of any fiscal quarter of Thermo Electron to be greater than 0.50:1.00.

     6.2 Standby and Performance Letters of Credit. Permit at any one time outstanding the sum of (a) the aggregate then undrawn face amount of surety and performance bonds, bank guarantees and standby and performance letters of credit as to which Thermo Electron and/or any Subsidiary of Thermo Electron is or are the account party and which do not secure or otherwise assure the payment of Indebtedness and (b) the aggregate then unreimbursed amount of all amounts paid in respect of drawings under such surety and performance bonds, bank guarantees and letters of credit to exceed 10% of Consolidated Total Assets as of the end of the immediately prior fiscal quarter of Thermo Electron for which financial statements shall have been delivered to the Lenders.

     6.3 Indebtedness of Subsidiaries. In the case of any Subsidiary, create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness of such Subsidiary, except:

     (a) Indebtedness of such Subsidiary to Thermo Electron or any other Subsidiary and Guarantee Obligations of any Subsidiary with respect to Indebtedness of Thermo Electron or any other Subsidiary;

     (b) (i) Indebtedness outstanding on the date hereof and described on
Schedule 6.3(b), and additional Indebtedness incurred after the date hereof under the revolving credit arrangements described on Schedule 6.3(b) in an aggregate principal amount at any one time outstanding not to exceed the commitments or limits existing with respect thereto on the date hereof and described on such Schedule, and (ii) Indebtedness under any replacements, refinancings, refundings, renewals or extensions of the Indebtedness described in clause (i) (without increasing the principal amount above the commitments or limits, or shortening the maturity thereof to a date earlier than the maturity, respectively, thereof described on Schedule 6.3(b));

     (c) Indebtedness created hereunder and under the other Loan Documents;

     (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.4(g) in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 2.5% of Consolidated Total Assets of Thermo Electron as of the end of the immediately prior fiscal quarter of Thermo Electron for which financial statements shall have been delivered to the Lenders; and

     (e) additional Indebtedness in an aggregate principal amount at any one time outstanding for all Subsidiaries (on a consolidated basis) not to exceed the greater of (i)

$150,000,000 and (ii) 10% of Consolidated Total Assets of Thermo Electron as of the end of the immediately prior fiscal quarter of Thermo Electron for which financial statements shall have been delivered to the Lenders;

provided, however, that no Subsidiary shall create, incur, assume, become liable in respect of or suffer to exist any Guarantee Obligation with respect to Indebtedness under the Bridge Credit Agreement or the Syndicated Credit Agreement unless it shall also have guaranteed the Obligations on terms not less favorable to the Lenders.

     6.4 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property (other than any Lien on Margin Stock created, incurred or assumed at a time when such Margin Stock constitutes Unrestricted Margin Stock), whether now owned or hereafter acquired, except:

     (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Thermo Electron or its Subsidiaries, as the case may be, in conformity with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Thermo Electron or any of its Subsidiaries;

     (f) Liens in existence on the date hereof and described on Schedule 6.4(f) securing Indebtedness described on such Schedule, or Liens on the assets that are subject to such existing Liens securing any replacement or refinancing of such Indebtedness; provided that (i) no Lien permitted by this Section 6.4(f) is spread to cover any additional property after the Closing Date and (ii) the amount of Indebtedness secured thereby is not increased beyond the commitments or limits described on Schedule 6.4(f);

     (g) Liens securing Indebtedness incurred (in the case of any Subsidiary, pursuant to Section 6.3(d) or (e)) to finance the acquisition of fixed or capital assets or Liens on such fixed or capital assets securing any refinancing of such Indebtedness, provided that (i) such Liens (other than those securing any such refinancing Indebtedness) shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any
                                                                              40


time encumber any property other than the property financed by such Indebtedness and (iii) (in the case of any Subsidiary) the amount of Indebtedness secured thereby is not increased;

     (h) any interest or title of a lessor under any lease entered into by Thermo Electron or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

     (i) other incidental Liens that (i) are not, in the aggregate, material to Thermo Electron and its Subsidiaries taken as a whole, (ii) do not secure Indebtedness and (iii) do not cover at any time assets having an aggregate fair market value in excess of $10,000,000;

     (j) Liens incurred pursuant to a Permitted Receivables Securitization on the Receivables that are subject thereto;

     (k) Liens on assets of a Subsidiary securing Acquired Indebtedness permitted by Section 6.3(e) in an aggregate principal amount for all such Subsidiaries not to exceed $100,000,000 at any one time outstanding; provided that such Liens are not spread (i) in any case where such Liens attach to certain specified assets, to other assets or (ii) in any case where such Liens attach to certain types of assets, to other types of assets of such Subsidiary following the consummation of the applicable acquisition; and

     (l) Liens securing Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

provided, however, that no Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its property to secure the payment of any Indebtedness under the Bridge Credit Agreement or the Syndicated Credit Agreement unless it shall also have granted such Lien to secure the payment of the Obligations on terms not less favorable to the Lenders.

     6.5 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

     (a) any Subsidiary of Thermo Electron may be merged or consolidated with or into Thermo Electron (provided that Thermo Electron shall be the continuing or surviving corporation) or any other Subsidiary;

     (b) any Subsidiary of Thermo Electron may Dispose of any or all of its assets (i) to Thermo Electron or any other Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.6;

     (c) any Investment expressly permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation; and

     (d) any Subsidiary of Thermo Electron may be liquidated, wound up or dissolved, as deemed appropriate by Thermo Electron.

     6.6 Disposition of Property. Dispose of any of the property (other than any property which, at the time of any Disposition thereof, constitutes Unrestricted Margin Stock), whether now owned or hereafter acquired, or Capital Stock of any Subsidiary, except:

     (a) the Disposition of obsolete or worn out property in the ordinary course of business;

     (b) the sale of inventory in the ordinary course of business;

     (c) Dispositions permitted by clause (i) of Section 6.5(b);

     (d) the sale or issuance of any Subsidiary's Capital Stock to Thermo Electron, any Borrower or any other Subsidiary;

     (e) Dispositions by any Group Member to Thermo Electron or any of its Subsidiaries;

     (f) the Disposition during any period of four consecutive fiscal quarters of Thermo Electron, commencing with the four-quarter period ending on or about December 31, 2005, of other property having an aggregate book value not to exceed $200,000,000 (determined in each case at the time of Disposition), provided that Thermo Electron shall deliver to the Administrative Agent written notice ten Business Days in advance of any Disposition in excess of $50,000,000;

     (g) Dispositions of Receivables pursuant to a Permitted Receivables Securitization;

     (h) Dispositions of Investments permitted by Section 6.7(b);

     (i) Dispositions listed on Schedule 6.6; and

     (j) any other Disposition of property or Capital Stock of any Subsidiary, provided that (i) immediately before and after giving effect to such Disposition no Default or Event of Default shall have occurred and be continuing and (ii) such Disposition is made pursuant to an arm's-length transaction the consideration received for which is at least equal to the fair market value of the property or Capital Stock that is the subject of such Disposition.

     6.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

     (a) extensions of trade credit in the ordinary course of business;

     (b) investments in Cash Equivalents;

     (c) obligations in respect of letters of credit, surety and performance bonds and bank guarantees permitted by Section 6.2, and Guarantee Obligations permitted by Section 6.3;
                                                                              42


     (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $5,000,000 at any one time outstanding;

     (e) intercompany Investments by any Group Member in Thermo Electron or any Subsidiary;

     (f) acquisitions of businesses or the acquisition (through merger or otherwise) of or Investments in Persons if (i) in the case of the acquisition of the Capital Stock of any Person (whether by merger or otherwise), such Person has become a Subsidiary of Thermo Electron as a result of thereof and (ii) after giving pro forma effect to such acquisition or Investment, there is no Default or Event of Default (it being understood and agreed that in determining pro forma compliance with Section 6.1, such covenants shall be recomputed as of the most recent fiscal-quarter-end date for which financial statements shall have been delivered pursuant to Section 5.1, adjusted (x) in the case of Section 6.1(a), to recompute Consolidated EBITDA to give effect to such acquisition or Investment as if it had occurred on the first day of the applicable four-quarter period and to recompute Consolidated Interest Expense for such period to include the additional interest that would have accrued during such period in respect of Indebtedness acquired or assumed in connection with such acquisition or Investment if such acquisition or Investment had occurred on the first day of such period and in respect of any Indebtedness incurred to finance such acquisition or Investment if such Indebtedness had been incurred on such day (and had borne interest throughout such period at the rate per annum applicable thereto on the date it was incurred) and (y) in the case of Section 6.1(b), to recompute Consolidated Total Debt to include therein all Indebtedness acquired, assumed or incurred by Thermo Electron and its Subsidiaries in connection with and to finance such acquisition or Investment and to recompute Consolidated Net Worth to give effect to such acquisition or Investment);

     (g) Investments consisting of promissory notes and Capital Stock received as proceeds of Dispositions permitted by Section 6.6; and

     (h) in addition to Investments otherwise expressly permitted by this Section, Investments by Thermo Electron and its Subsidiaries in an aggregate amount (valued at cost) not to exceed $200,000,000 during any period of four consecutive fiscal quarters of Thermo Electron.

     6.8 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Thermo Electron or any other Group Member) unless such transaction
(a) is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate or (b) involves, when taken together with all other transactions covered by this clause (b) entered into during any fiscal year, $1,000,000 or less.

     6.9 Changes in Fiscal Periods. Change Thermo Electron's or any Borrower's method of determining fiscal years and quarters without prior written notice to the Administrative Agent.

     6.10 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Thermo Electron and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                          SECTION 7. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

     (b) any representation or warranty made or deemed made by Thermo Electron or any Borrower herein or in any other Loan Document (other than the representations and warranties set forth in Sections 3.15(b) and (c)) or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

     (c) Thermo Electron shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to Thermo Electron only), Section 5.7(a) or Section 6 or 9 of this Agreement; or

     (d) Thermo Electron shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after written notice to Thermo Electron from the Administrative Agent or the Required Lenders; or

     (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (other than any such default, event or condition arising solely out of the violation by Thermo Electron or any of its Subsidiaries of any covenant in any way restricting Thermo Electron's, or any such Subsidiary's, right or ability to sell, pledge or
                                                                              44


otherwise dispose of Unrestricted Margin Stock); provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $35,000,000; or

     (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

     (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such
                                                                              45


judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 30 days from the entry thereof; or

     (i) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the outstanding common stock of Thermo Electron; or (ii) the board of directors of Thermo Electron shall cease to consist of a majority of Continuing Directors; or

     (j) the guarantee contained in Section 9 of this Agreement shall cease, for any reason, to be in full force and effect or Thermo Electron shall so assert; or

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Thermo Electron or any Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Thermo Electron declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Thermo Electron, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Thermo Electron and the Borrowers.

                             SECTION 8. THE AGENTS

     8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Thermo Electron and the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Thermo Electron or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Loan Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Loan Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such
                                                                              48


Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and Thermo Electron. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to Thermo Electron or any Borrower shall have occurred and be continuing) be subject to approval by Thermo Electron (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     8.10 Syndication Agent and Co-Documentation Agents. Neither the Syndication Agent nor any Co-Documentation Agent shall have any duties or responsibilities hereunder in its capacity as such.

                      SECTION 9. THERMO ELECTRON GUARANTEE

     9.1 Guarantee (a) To induce the Lenders to execute and deliver this Agreement and to make the Loans, and in consideration thereof, Thermo Electron hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and Thermo Electron further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Obligations and/or enforcing any rights under this Section 9.1.

     (b) Anything herein to the contrary notwithstanding, the maximum liability of Thermo Electron hereunder shall in no event exceed the amount which can be guaranteed by Thermo Electron under applicable federal and state laws relating to the insolvency of debtors.

     (c) The guarantee contained in this Section 9 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Thermo Electron and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors and permitted assigns, until all the Obligations and the obligations of Thermo Electron under the guarantee contained in this Section 9 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

     9.2 No Subrogation. Notwithstanding any payment made by Thermo Electron hereunder or any set-off or application of funds of Thermo Electron by the Administrative Agent or any Lender, Thermo Electron shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall Thermo Electron seek or be entitled to seek any contribution or reimbursement from any Borrower in respect of payments made by Thermo Electron hereunder, until all amounts owing to the Administrative Agent and the Lenders by any Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to Thermo Electron on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Thermo Electron in trust for the Administrative Agent and the Lenders and shall, forthwith upon receipt by Thermo Electron, be turned over to the Administrative Agent in the exact form received by Thermo Electron (duly indorsed by Thermo Electron to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

     9.3 Amendments, etc. with respect to the Obligations. Thermo Electron shall remain obligated hereunder notwithstanding that, without any reservation of rights against Thermo Electron and without notice to or further assent by Thermo Electron, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and the Notes and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 9 or any property subject thereto.

     9.4 Guarantee Absolute and Unconditional. Thermo Electron waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 9 or acceptance of the guarantee contained in this Section 9; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 9; and all dealings between the Borrowers and Thermo Electron, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 9. To the fullest extent permitted by applicable law, Thermo Electron waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or Thermo Electron with respect to the Obligations. Thermo Electron understands and agrees that the guarantee contained in this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or Thermo Electron) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of Thermo Electron under the guarantee contained in this Section 9, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Thermo Electron the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Thermo Electron of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against Thermo Electron. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     9.5 Reinstatement. The guarantee contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or Thermo Electron, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or Thermo Electron or any substantial part of its property, or otherwise, all as though such payments had not been made.

     9.6 Payments. Thermo Electron hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the applicable currency at the Funding Office.

     9.7 Independent Obligations. The obligations of Thermo Electron under the guarantee contained in this Section 9 are independent of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against Thermo Electron whether or not any Borrower is joined in any such action or actions. Thermo Electron waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.


                           SECTION 10. MISCELLANEOUS

     10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders, the Borrowers and Thermo Electron may, or, with the written consent of the Required Lenders, the Administrative Agent, the Borrowers and Thermo Electron may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders, Thermo Electron or the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by Thermo Electron or any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders; (iv) change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (v) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent; or (vi) add additional currencies as Alternate Currencies in which Alternate Currency Loans may be made under this Agreement without the written consent of all the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon Thermo Electron, the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, Thermo Electron, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and shall not be effective until received, provided that any notice given by the Administrative Agent pursuant to the final paragraph of Section 7 shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, provided further, that any document produced by Thermo Luxembourg or any Additional Borrower that is a Luxembourg private limited liability company shall also comply with the requirements of the Luxembourg Companies Act. All such notices, requests and demands shall be addressed as follows, in the case of Thermo Electron, the Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto by not less than five Business Days' notice:

            Thermo Electron:            Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, Massachusetts 02454-9046
                                        Attention: Treasurer
                                        Telecopy: 781-622-1181
                                        Telephone: 781-622-1000

                                        With a copy to:

                                        Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, Massachusetts 02454-9046
                                        Attention: General Counsel
                                        Telecopy: 781-622-1283
                                        Telephone: 781-622-1000

            Borrowers:

            Thermo Luxembourg:          c/o Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, Massachusetts 02454-9046
                                        Attention: Treasurer
                                        Telecopy: 781-622-1181
                                        Telephone: 781-622-1000

                                        With a copy to:

                                        c/o Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, Massachusetts 02454-9046
                                        Attention: General Counsel

                                        Telecopy: 781-622-1283
                                        Telephone: 781-622-1000

            Thermo Finance B.V.:        c/o Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, Massachusetts 02454-9046
                                        Attention: Treasurer
                                        Telecopy: 781-622-1181
                                        Telephone: 781-622-1000

                                        With a copy to:

                                        c/o Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, Massachusetts 02454-9046
                                        Attention: General Counsel
                                        Telecopy: 781-622-1283
                                        Telephone: 781-622-1000

            Administrative Agent:       ABN AMRO Bank N.V.
                                        250 Bishopsgate
                                        London
                                        EC2M 4AA
                                        Attention: Nick Little,
                                                Assistant Director
                                        Telecopy: 44 (0) 20 7678 6021
                                        Telephone: 44 (0) 20 7678 5228

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, Thermo Electron or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications and, provided, further, that no such agreement referred to in this sentence shall be effective unless it is set forth in a written document executed by the Administrative Agent and Thermo Electron.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     10.5 Payment of Expenses. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, with statements with respect to the foregoing to be submitted to the Borrowers prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) after the occurrence and during the continuance of an Event of Default, to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and (c) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel) with respect to such Lender or Administrative Agent being a party to this Agreement or any other Loan Document, or the enforcement or performance of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties (all the foregoing in this clause (c), collectively, the "Indemnified Liabilities"), provided, that no Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or the breach by such Indemnitee of its obligations under this Agreement. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section
10.5 shall be submitted to Office of the General Counsel (Telephone No. (781) 622-1000) (Telecopy No. (781) 622-1283), at the address of the Borrowers set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither Thermo Electron nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Thermo Electron or any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld (it being agreed that it will not be unreasonable for Thermo Electron to withhold its consent on the basis that it is unable to determine whether or not the proposed Assignee is a Professional Market Party if it shall not have been provided with information regarding the proposed Assignee that is adequate to form the basis for such determination)) of:

               (A) Thermo Electron, provided that no consent of Thermo Electron shall be required for an assignment to an existing Lender, or, if an Event of Default has occurred and is continuing, any other Person; and

               (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to an existing Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (euro)5,000,000 unless each of Thermo Electron and the Administrative Agent otherwise consent, provided that (1) no such consent of Thermo Electron shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to Thermo Electron, the Borrowers and the Administrative Agent an Assignment and Assumption, and at such time deliver to the Administrative Agent a processing and recordation fee of $3,500;

               (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

               (D) to the extent applicable, the provisions of Section 10.6(g).

     For the purposes of this Section 10.6, the term "Approved Fund" has the following meaning:

                    "Approved Fund" means any Person (other than a natural
               person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
     (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Thermo Electron, the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of Thermo Electron, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Thermo Electron, the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, Thermo Electron and each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.


          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Thermo Electron's prior written consent. No Participant shall be entitled to the benefits of Section 2.15 unless such Participant provides such forms, certificates or other evidence, if any, with respect to withholding tax matters as required under Section 2.15(d).

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

     (e) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

     (f) Notwithstanding the foregoing, any Lender may assign its rights and obligations to a Conduit Lender organized and administered by such Lender, provided that such assignment shall be subject to all the requirements of the definition of the term "Conduit Lender" in Section 1.1. Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of Thermo Electron or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Administrative Agent, Thermo Electron, each Borrower and each Lender hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     (g) If, on the date of any proposed assignment, it is a requirement of Dutch law that each Lender to a Dutch Borrower must be a Professional Market
Party:

          (i) any Lender which proposes to assign all or a portion of its rights and obligations under this Agreement to an Assignee shall give Thermo Finance B.V. and Thermo Electron at least four Business Days' prior written notice thereof, and such assignment shall, subject to satisfaction of all the applicable requirements of this Section 10.6, become effective (A) if Thermo Electron shall have consented thereto pursuant to Section 10.6(b)(i)(A) or (B) if, pursuant to the proviso to Section 10.6(b)(i)(A), the consent of Thermo Electron to the proposed assignment is not required, as of the close of business in London on the fourth Business Day after receipt by Thermo Finance B.V. and Thermo Electron of such notice unless, on or prior to such time on such fourth Business Day, Thermo Finance B.V. shall have demonstrated to the reasonable satisfaction of the Administrative Agent that either (x) the proposed Assignee is not a Professional Market Party or (y) Thermo Finance B.V., acting in good faith, has been unable to determine (including on the basis of information delivered to Thermo Finance B.V. and Thermo Electron together with such notice) whether the proposed Assignee is a Professional Market Party (it being understood that, if Thermo Finance B.V. shall have so demonstrated to the Administrative Agent on or prior to such time on such fourth Business Day, such assignment shall not become effective);

          (ii) no assignment will be effective unless both the Assignee and Thermo Finance B.V. have complied with the requirements of this Section 10.6(g);

          (iii) on the date the assignment becomes effective the Assignee must make the representation on the terms set out in clause 3(b) of the Assignment and Assumption;

          (iv) on the date that an Assignee becomes party to this Agreement as a Lender, Thermo Finance B.V. must represent pursuant to Section 3.15(c) that on that date it has verified the status of such Assignee as a Professional Market Party.

     10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefited Lender") shall receive any payment of all or part of the Obligations owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right after the occurrence and during the continuation of an Event of Default, without prior notice to Thermo Electron or any Borrower, any such notice being expressly waived by Thermo Electron and each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Thermo Electron or any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Thermo Electron or the relevant Borrower, as the case may be. Each Lender agrees promptly to notify Thermo Electron or the relevant Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     (c) By joining in this Agreement, the Administrative Agent and each Lender hereby waive (doet afstand van), with respect to any Dutch bank account maintained by Thermo Electron or any Borrower, any right of pledge over any balance standing to credit of such Dutch bank account which the Administrative Agent or any Lender may have or at any time in the future may acquire under its general banking conditions or otherwise, under the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions; provided, however, that nothing in this paragraph (c) shall be deemed to limit in any way the rights of any Lender under paragraph (b) above.

     10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Thermo Electron and the Administrative Agent.

     10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Thermo Electron, the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Thermo Electron, any Borrower, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     10.12 Submission To Jurisdiction; Waivers. Each of Thermo Electron and each Borrower hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Thermo Electron at its address set forth in Section 10.2 or, as the case may be, to the relevant Borrower in care of Thermo Electron at Thermo Electron's address set forth in
Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; provided that, in the case of Thermo Luxembourg, a copy thereof shall also be mailed to its registered office at 13, boulevard du Prince Henri, L-1724 Luxembourg;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     10.13 Acknowledgements. Thermo Electron and each Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
                                                                              61


     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Thermo Electron or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Thermo Electron or such Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

     10.14 Confidentiality. Each of the Administrative Agent and each Lender agrees on its own behalf and on behalf of each Affiliate thereof to keep confidential all non-public information provided to it by any Group Member, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) subject to an express agreement to maintain the confidentiality of such information in compliance with the provisions of this Section (which may be a standing agreement between such parties), to the Administrative Agent, any other Lender or any affiliate thereof solely for the purposes of, or otherwise in connection with, this Agreement, (b) subject to an express agreement to maintain the confidentiality of such information in compliance with the provisions of this Section (which may be a standing agreement between such Lender and such Transferee), to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case who have a need to know such information in accordance with customary business practices (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, other than as a result of a disclosure by the Administrative Agent or a Lender, or any of their respective employees, directors, agents, attorneys, accountants and other professional advisors or those of any of their respective affiliates, in violation of this Section 10.14 (provided that neither the Administrative Agent nor any Lender shall be deemed to have violated this
Section if it, or any of its employees, directors, agents, attorneys, accountants or other professional advisors or any of their respective affiliates (each Lender (or, as the case may be, the Administrative Agent), together with each such other Person employed by it, a "Subject Group"), shall publicly disclose any confidential information which has previously been publicly disclosed, without the knowledge of the Person making such subsequent disclosure, by a Person which is a member of another Subject Group), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Unless specifically prohibited by applicable law or court order, the Administrative Agent and each Lender shall, prior to any disclosure under clause (d), (e) or (f) above to (x) any Governmental Authority that does not have supervisory, regulatory or other similar authority with respect to the Administrative Agent or such Lender, as the case may be, and that is seeking such disclosure solely in connection with an investigation, litigation or other proceeding that does not otherwise involve the Administrative Agent or such Lender, as the case may be, or (y) any other Person that is not a Governmental Authority, notify Thermo Electron of any request for the disclosure of any such non-public information so as to provide Thermo Electron with the reasonable opportunity to obtain a protective order or other comparable relief.

     10.15 WAIVERS OF JURY TRIAL. THERMO ELECTRON, EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     10.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies Thermo Electron and the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Thermo Electron and each Borrower, which information includes the name and address of Thermo Electron and such Borrower and other information that will allow such Lender to identify Thermo Electron and such Borrower in accordance with the Act.

     10.17 Professional Market Party. Each Lender which is a party hereto on the date hereof represents and warrants that it is a Professional Market Party.


                     [Rest of page left intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        THERMO ELECTRON CORPORATION


                                        By:     /s/  Kenneth J. Apicerno
                                                -------------------------------
                                        Name:   Kenneth J. Apicerno
                                        Title:  Treasurer


                                        THERMO LUXEMBOURG HOLDING S.A.R.L.


                                        By:     /s/  Kenneth J. Apicerno
                                                -------------------------------
                                        Name:   Kenneth J. Apicerno
                                        Title:  Manager


                                        THERMO LUXEMBOURG HOLDING S.A.R.L.


                                        By:     /s/  Kenneth J. Apicerno
                                                -------------------------------
                                        Name:   Kenneth J. Apicerno
                                        Title:  Managing Director


                                        ABN AMRO BANK N.V., as Administrative
                                        Agent and as a Lender


                                        By:     /s/ Peter Klein
                                                -------------------------------
                                        Name:   Peter Klein
                                        Title:  Managing Director


                                        JPMORGAN CHASE BANK, N.A., as Co-
                                        Documentation Agent and as a Lender


                                        By:     /s/ Dawn Lee Liam
                                                -------------------------------
                                        Name:   Dawn Lee Liam
                                        Title:  Vice President


                           Five-Year Credit Agreement

                                        BARCLAYS BANK PLC, as Co-Documentation
                                        Agent and as a Lender


                                        By:     /s/ David Barton
                                                -------------------------------
                                        Name:    David Barton
                                        Title:   Associate Director


                                        BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY, as Syndication Agent and as a
                                        Lender


                                        By:      /s/ Christian Giordano
                                                 -------------------------------
                                        Name:    Christian Giordano
                                        Title:   Vice President


                                        BANCA INTESA SPA NEW YORK BRANCH


                                        By:      /s/ John J. Michalisin
                                                 -------------------------------
                                        Name:    John J. Michalisin
                                        Title:   First Vice President


                                        By:     /s/ Nicholas A. Matacchieri
                                                --------------------------------
                                        Name:   Nicholas A. Matacchieri
                                        Title:  Director


                          BANK AUSTRIA CREDITANSTALT AG


                                        By:     /s/ Hilke Schubert
                                                --------------------------------
                                        Name:   Hilke Schubert
                                        Title:  Senior Manager

                                        By:     /s/ Christoph Dietrich
                                                --------------------------------
                                        Name:   Christoph Dietrich
                                        Title:  Senior Manager



                           Five-Year Credit Agreement

                                        BNP PARIBAS


                                        By:     /s/ Stephanie A. Mack
                                                --------------------------------
                                        Name:   Stephanie A. Mack
                                        Title:  Vice President


                                        By:     /s/ Robert Mimaki
                                                --------------------------------
                                        Name:   Robert Mimaki
                                        Title:  Vice President


                                        KEY BANK NATIONAL ASSOCIATION


                                        By:     /s/ Jeff Kalinowski
                                                --------------------------------
                                        Name:   Jeff Kalinowski
                                        Title:  Senior Vice President








                           Five-Year Credit Agreement

                                                                 Schedule 1.1(b)



                             Mandatory Cost Formulae

          1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

          2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Mandatory Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Mandatory Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

          3. The Mandatory Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

          4. The Mandatory Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

          In relation to a Sterling Loan:

                  AB + C(B - D) + E x 0.01
                  -------------------------
                                                     Per cent. per annum
                      100 - (A + C)

          in relation to a Loan in any currency other than Sterling:

                  E x 0.01
                  ---------
                                                     Per cent. per annum
                      300

Where:

          A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

          B is the percentage rate of interest (excluding the applicable Margin and the Mandatory Cost and, if the Loan is an overdue amount, the additional rate of interest specified in Section 2.10(c)) payable for the relevant Interest Period on the Loan.

          C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

          D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

          E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Lender to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

          5.   For the purposes of this Schedule:

          (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

          (b) "Facility Office" means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following the date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

          (c) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

          (d) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.I. Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fee rules but taking into account any applicable discount rate);

          (e) "Participating Member State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union; and

          (f)  "Reference Lender" means ABN AMRO Bank N.V., London branch

          (g) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

          6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

          7. If requested by the Administrative Agent or Thermo Electron, the Reference Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and Thermo Electron, the rate of charge payable by the Reference Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Reference Lender as being the average of the Fee Tariffs applicable to the Reference Lender for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of the Reference Lender.

          8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Mandatory Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender: the jurisdiction of its Facility Office; and any other information that the Administrative Agent may reasonably require for such purpose.

               Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

          9. The percentages of each Lender for the purpose of A and C above and the rates of charge of the Reference Lender for the purposes of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

          10. The Administrative Agent shall have no liability to any person if such determination results in a Mandatory Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender including the Reference Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

          11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Mandatory Cost Rate for each Lender based on the information provided by each Lender and the Reference Lender pursuant to paragraphs 3, 7 and 8 above.

          12. Any determination by the Administrative Agent pursuant to this
          Schedule in relation to a formula, the Mandatory Cost, a Mandatory Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

          13. The Administrative Agent may from time to time, after consultation with Thermo Electron, the Borrowers and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

                            CONFIDENTIAL INFORMATION

                                                                    Schedule 6.6
                                                        Disposition of Property
                                             European Five-Year Credit Agreement


A.       Portfolio Investments

         1.       Public Equity

         Name                                                    Ticker         Shares@5/28/05
         -----------------------------------------------------------------------------------------
         International Remote Imaging Systems, Inc.               IRIS                    169,000
         Newport Corporation                                      NEWP                  3,220,300


         2. Limited Partnerships/Investment Managers/Venture Funds

         Name                                                       05/28/05 Market Value
         -----------------------------------------------------------------------------------------
         [**]                                                               [**]
         [**]                                                               [**]
         [**]                                                               [**]
         [**]                                                               [**]
         [**]                                                               [**]
         [**]                                                               [**]
             *Contributed $[**] to date on $[**] capital commitment.

         3.  Private Equity*

         Name                                                     Shares              Type
         -----------------------------------------------------------------------------------------
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
         [**]                                                      [**]               [**]
            *     All at $0 book value but are positions we would actively look to sell.

                            CONFIDENTIAL INFORMATION

B.       Discontinued Operations -- Land and Buildings


        ---------------------------------------------------------------------- -----------------------------
                                                                                                 Book Value
        Land and Buildings                                                                   As of 12/31/04
        ---------------------------------------------------------------------- -----------------------------
        Automatic Connector facility located at 11 Moulton Street,                                    US$0*
        Georgetown, MA.
        ---------------------------------------------------------------------- -----------------------------
        Thermo Electron Corporation facility located at 3321 East Global                      US$5,600,000*
        Loop, Tucson, AZ
        ---------------------------------------------------------------------- -----------------------------
          *Included as a component of "current assets of discontinued
         operations" in the Consolidated Balance Sheet of the Thermo Electron
         Corporation Form 10-K report for the year ended December 31, 2004

C.       Continuing Operations -- Land and Buildings

        ---------------------------------------------------------------------- -----------------------------
                                                                                                 Book Value
        Land and Buildings                                                                   As of 12/31/04
        ---------------------------------------------------------------------- -----------------------------
        Thermo NORAN Corporation facility located at 2551 West Beltline                        US$2,965,000
        Highway, Middleton, WI.
        ---------------------------------------------------------------------- -----------------------------
        Jouan facility located at Marie Curie, St. Herblain, France                             US$1,775,460
                                                                                 (book value as of 05/28/05)
        ---------------------------------------------------------------------- -----------------------------
        Jouan facility located at 170 Marcel Drive                                              US$3,502,000
        Winchester, VA
        ---------------------------------------------------------------------- -----------------------------